                                                                   Exhibit 28(d)



                       Securities and Exchange Commission
                             Washington, D.C., 20549
                                    Form 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the calendar year ended December 31, 1998


                                       OR


             [ ] TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


        BELL COMMUNICATIONS RESEARCH SAVINGS PLAN FOR SALARIED EMPLOYEES
                              (Full Title of Plan)


                       Bell Communications Research, Inc.
                 445 South Street, Morristown NJ 07960 (Name of
                    issuer of the securities held pursuant to
           the Plan and the address of its principal executive office)

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Departmental Benefits Committee of the Bell Communications Research Savings Plan for Salaried Employees, duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BELL COMMUNICATIONS RESEARCH
                                       SAVINGS PLAN FOR SALARIED EMPLOYEES

DATE  4-14-99                          /s/ Gwendolyn P. Taylor
                                       -----------------------------------------
                                       Gwendolyn P. Taylor
                                       Employee Benefit Committee

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                                   __________


                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES

                          INDEX TO FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES
                                   ----------




                                                                                       Pages
                                                                                       -----
REPORT OF INDEPENDENT ACCOUNTANTS

FINANCIAL STATEMENTS:
   Statements of Net Assets Available for
      Benefits, with Fund Information
       as of December 31, 1998 and 1997                                                  2-3

   Statement of Changes in Net Assets Available
      for Benefits, with Fund Information
      for the years ended December 31, 1998 and 1997                                     4-5

NOTES TO FINANCIAL STATEMENTS                                                           6-10

SUPPLEMENTAL SCHEDULES:
   Schedule I: Item 27a - Schedule of Assets Held for Investment Purposes
   as of December 31, 1998                                                              11-13

   Schedule II:  Item 27b - Schedule of Loans of Fixed Income Obligations
   as of December 31, 1998                                                               14

   Schedule III: Item 27d - Schedule of Reportable Transactions
   for the year ended December 31, 1998                                                   15


   Other schedules required by section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Participants and the Administrative Committee of the Bell Communications Research Savings Plan for Salaried Employees



In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits presents fairly, in all material respects, the net assets available for benefits of the Bell Communications Research Savings Plan for Salaried Employees (the
Plan) at December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I through III is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by the Employee Retirement Income Security Act. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund. Schedules I through III and the fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements, and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/s/PRICEWATERHOUSECOOPERS LLP

New York, New York
March 26, 1999

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1998
                             (Thousands of Dollars)

                                                   Non
                                               Participant
                                                 Directed                               Participant Directed
                                               ---------------------------------------------------------------------------------
                                                   SAIC                                    Bellcore      Bellcore     Bellcore
                                                   Non          SAIC           SAIC       Telephone    Diversified    Interest
                                               Exchangeable     Stock      Exchangeable     Equity      Telephone      Income
                                                  Stock       Purchase         Stock         Fund       Portfolio       Fund
                                               ------------  ---------     ------------   --------     -----------    --------
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                                                   $101,287
     Diversified Telephone Portfolio
           common shares                                                                                 $24,199
     SAIC Common Shares                            $7,741                    $151,052
     Shares in Registered
           Investment Companies
     Temporary cash investments                        14       $3,004            974                        560       $26,653
                                                   ------       ------       --------      --------      -------      --------
                                                    7,755        3,004        152,026       101,287       24,759        26,653
     Investment contracts with insurance
           companies, at contract value                                                                                235,355
                                                   ------       ------       --------      --------      -------      --------
        Total investments                           7,755        3,004        152,026       101,287       24,759       262,008

Receivables:
     Company Contributions                                       2,427                                                      79
     Participant Contributions                                     421                                                     361
     Loans to participants
     Securities                                                                               5,343                      2,574
     Dividends
     Interest                                                       10              4           103           33
                                                   ------       ------       --------      --------      -------      --------

        Total assets                                7,755        5,862        152,030       106,733       24,792       265,022

                    LIABILITIES:
     Securities payable                                                                       6,502           89
     Trustee fees payable                                                                        14            3            16
                                                   ------       ------       --------      --------      -------      --------

        Total liabilities                                                                     6,516           92            16
                                                   ------       ------       --------      --------      -------      --------

        Net assets available for plan benefits     $7,755       $5,862       $152,030      $100,217      $24,700      $265,006
                                                   ======       ======       ========      ========      =======      ========



                                                                              Participant Directed
                                               -----------------------------------------------------------------------------
                                                   Vanguard                                        Vanguard
                                                International  Vanguard     Vanguard   Vanguard    Total Bond    Vanguard
                                                    Growth     500 Index    Explorer   PRIMECAP   Market Index  Wellington
                                                     Fund        Fund         Fund       Fund         Fund         Fund
                                                -------------  ---------    --------   --------   ------------  ----------
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares
     Diversified Telephone Portfolio
           common shares
     SAIC Common Shares
     Shares in Registered
           Investment Companies                     $49,833    $343,936      $15,710    $76,594      $26,247      $77,639
     Temporary cash investments
                                                    -------    --------      -------    -------      -------      -------
                                                     49,833     343,936       15,710     76,594       26,247       77,639
     Investment contracts with insurance
           companies, at contract value
                                                    -------    --------      -------    -------      -------      -------
        Total investments                            49,833     343,936       15,710     76,594       26,247       77,639

Receivables:
     Company Contributions                               27         137           14         63           11           47
     Participant Contributions                          148         750           80        348           69          245
     Loans to participants
     Securities
     Dividends
     Interest
                                                    -------    --------      -------    -------      -------      -------

        Total assets                                 50,008     344,823       15,804     77,005       26,327       77,931

                    LIABILITIES:
     Securities payable
     Trustee fees payable
                                                    -------    --------      -------    -------      -------      -------

        Total liabilities
                                                    -------    --------      -------    -------      -------      -------

        Net assets available for plan benefits      $50,008    $344,823      $15,804    $77,005      $26,327      $77,931
                                                    =======    ========      =======    =======      =======      =======



                                                       Participant Directed
                                               ----------------------------------
                                                 Vanguard
                                                Windsor II     Loan
                                                   Fund        Fund        Total
                                                ----------     -----       -----
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                               $  101,287
     Diversified Telephone Portfolio
           common shares                                                   24,199
     SAIC Common Shares                                                   158,793
     Shares in Registered
           Investment Companies                  $126,446                 716,405
     Temporary cash investments                                            31,205
                                                 --------     -------  ----------
                                                  126,446               1,031,889
     Investment contracts with insurance
           companies, at contract value                                   235,355
                                                 --------     -------  ----------
        Total investments                         126,446               1,267,244

Receivables:
     Company Contributions                             76                   2,881
     Participant Contributions                        409                   2,831
     Loans to participants                                    $10,145      10,145
     Securities                                                             7,917
     Dividends
     Interest                                                                 150
                                                 --------     -------  ----------

        Total assets                              126,931      10,145   1,291,168

                    LIABILITIES:
     Securities payable                                                     6,591
     Trustee fees payable                                                      33
                                                 --------     -------  ----------

        Total liabilities                                                   6,624
                                                 --------     -------  ----------

        Net assets available for plan benefits   $126,931     $10,145  $1,284,544
                                                 ========     =======  ==========


   The accompanying notes are an integral part of these financial statements

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1997
                             (Thousands of Dollars)


                                                                                   Participant Directed
                                                --------------------------------------------------------------------------------
                                                                             Bellcore     Bellcore     Bellcore      Vanguard
                                                  SAIC           SAIC       Telephone   Diversified    Interest   International
                                                  Stock      Exchangeable    Equity      Telephone      Income        Growth
                                                Purchase         Stock        Fund       Portfolio       Fund          Fund
                                                --------     ------------   ---------   -----------    --------   -------------
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                                    $153,496
     Diversified Telephone Portfolio
           common shares                                                                   $18,332
     SAIC Common Shares                                         $40,899
     Shares in Registered
           Investment Companies                                                                                       $48,410
     Temporary cash investments                   $1,244          4,385        2,345           250       $9,973
                                                  ------        -------     --------       -------     --------       -------
                                                   1,244         45,284      155,841        18,582        9,973        48,410
     Investment contracts with insurance
           companies, at contract value                                                                 232,236
                                                  ------        -------     --------       -------     --------       -------
        Total investments                          1,244         45,284      155,841        18,582      242,209        48,410

Receivables:
     Company Contributions                         1,603
     Loans to participants
     Securities                                                      13        1,430           167
     Dividends
     Interest                                          3              9          209            39
                                                  ------        -------     --------       -------     --------       -------

        Total assets                               2,850         45,306      157,480        18,788      242,209        48,410

                    LIABILITIES:
     Securities payable                                                          690                        799
     Trustee fees payable                                                         21             2           14
                                                  ------        -------     --------       -------     --------       -------

        Total liabilities                                                        711             2          813
                                                  ------        -------     --------       -------     --------       -------
        Net assets available for plan benefits    $2,850        $45,306     $156,769       $18,786     $241,396       $48,410
                                                  ======        =======     ========       =======     ========       =======





                                                                             Participant Directed
                                                 --------------------------------------------------------------------------
                                                                                      Vanguard
                                                 Vanguard     Vanguard   Vanguard    Total Bond    Vanguard     Vanguard
                                                 500 Index    Explorer   PRIMECAP   Market Index  Wellington   Windsor II
                                                   Fund         Fund       Fund         Fund         Fund         Fund
                                                 ---------    --------   -------    ------------  ---------    ----------
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares
     Diversified Telephone Portfolio
           common shares
     SAIC Common Shares
     Shares in Registered
           Investment Companies                  $266,802      $15,252    $51,583      $11,854      $62,721     $104,619
     Temporary cash investments
                                                 --------      -------    -------      -------      -------     --------
                                                  266,802       15,252     51,583       11,854       62,721      104,619
     Investment contracts with insurance
           companies, at contract value
                                                 --------      -------    -------      -------      -------     --------
        Total investments                         266,802       15,252     51,583       11,854       62,721      104,619

Receivables:
     Company Contributions
     Loans to participants
     Securities
     Dividends
     Interest
                                                 --------      -------    -------      -------      -------     --------

        Total assets                              266,802       15,252     51,583       11,854       62,721      104,619

                    LIABILITIES:
     Securities payable
     Trustee fees payable
                                                 --------      -------    -------      -------      -------     --------

        Total liabilities
                                                  --------      -------    -------      -------      -------     --------
        Net assets available for plan benefits   $266,802      $15,252    $51,583      $11,854      $62,721     $104,619
                                                 ========      =======    =======      =======      =======     ========



                                                  Participant Directed
                                              -----------------------
                                                  Loan
                                                  Fund         Total
                                                  -----        -----
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                     $153,496
     Diversified Telephone Portfolio
           common shares                                       18,332
     SAIC Common Shares                                        40,899
     Shares in Registered
           Investment Companies                               561,241
     Temporary cash investments                                18,197
                                                 -------   ----------
                                                              792,165
     Investment contracts with insurance
           companies, at contract value                       232,236
                                                 -------   ----------
        Total investments                                   1,024,401

Receivables:
     Company Contributions                                      1,603
     Loans to participants                       $10,113       10,113
     Securities                                                 1,610
     Dividends
     Interest                                                     260
                                                 -------   ----------

        Total assets                              10,113    1,037,987

                    LIABILITIES:
     Securities payable                                         1,489
     Trustee fees payable                                          37
                                                 -------   ----------

        Total liabilities                                       1,526
                                                  -------   ----------
        Net assets available for plan benefits   $10,113   $1,036,461
                                                 =======   ==========



   The accompanying notes are an integral part of these financial statements

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                             WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1998
                             (Thousands of Dollars)


                                                       Non
                                                   Participant
                                                     Directed                          Participant Directed
                                                   -------------- ---------------------------------------------------------------
                                                       SAIC                                  Bellcore     Bellcore     Bellcore
                                                       Non          SAIC        SAIC        Telephone   Diversified    Interest
                                                   Exchangeable    Stock    Exchangeable     Equity      Telephone      Income
                                                      Stock       Purchase      Stock         Fund       Portfolio       Fund
                                                   ------------   --------  ------------    ---------   -----------    --------
Additions (deductions) to net assets
     attributable to:
     Investment Income
        Dividends                                                                            $3,894          $408      $15,812
        Interest                                                                                100            22
     Net appreciation in fair value of
          investments                                 $1,202          $87     $50,722        46,992         9,273
                                                      ------       ------    --------      --------       -------     --------
           Total investment earnings                   1,202           87      50,722        50,986         9,703       15,812
                                                      ------       ------    --------      --------       -------     --------

Contributions
     Participant                                                    5,658       6,989            37                      6,607
     Company                                           6,621        9,741                                                1,203
                                                      ------       ------    --------      --------       -------     --------
                                                       6,621       15,399       6,989            37                      7,810
                                                      ------       ------    --------      --------       -------     --------
Transfer of participants' balances, net                  (18)         918      49,368       (96,308)       (2,563)      17,684
                                                      ------       ------    --------      --------       -------     --------
        Total additions (deductions)                   7,805       16,404     107,079       (45,285)        7,140       41,306

Deductions from net assets attributable to:
     Distributions to participants                        50       13,392         355        11,213         1,216       17,511
     Administrative expenses                                                                     54            10          185
                                                      ------       ------    --------      --------       -------     --------

        Net increase (decrease)                        7,755        3,012     106,724       (56,552)        5,914       23,610

        Net assets available for plan benefits:
           Beginning of year                                        2,850      45,306       156,769        18,786      241,396
                                                      ------       ------    --------      --------       -------     --------
           End of year                                $7,755       $5,862    $152,030      $100,217       $24,700     $265,006
                                                      ======       ======    ========      ========       =======     ========




                                                                                       Participant Directed
                                                   --------------------------------------------------------------------------------
                                                     Vanguard                                            Vanguard
                                                   International   Vanguard     Vanguard    Vanguard    Total Bond       Vanguard
                                                      Growth       500 Index    Explorer    PRIMECAP   Market Index     Wellington
                                                       Fund          Fund         Fund        Fund         Fund            Fund
                                                   -------------   ---------    --------    --------   ------------     ----------
Additions (deductions) to net assets
     attributable to:
     Investment Income
        Dividends                                     $1,002        $5,168         $128      $2,867       $1,099          $8,290
        Interest
     Net appreciation in fair value of
          investments                                  6,666        69,501          611      11,826          221            (611)
                                                     -------      --------      -------     -------      -------         -------
           Total investment earnings                   7,668        74,669          739      14,693        1,320           7,679
                                                     -------      --------      -------     -------      -------         -------

Contributions
     Participant                                       2,392        11,637        1,317       5,715        1,441           4,158
     Company                                             419         1,885          205         895          139             625
                                                     -------      --------      -------     -------      -------         -------
                                                       2,811        13,522        1,522       6,610        1,580           4,783
                                                     -------      --------      -------     -------      -------         -------
Transfer of participants' balances, net               (6,129)        9,333         (816)      8,155       12,298           6,899
                                                     -------      --------      -------     -------      -------         -------
        Total additions (deductions)                   4,350        97,524        1,445      29,458       15,198          19,361

Deductions from net assets attributable to:
     Distributions to participants                     2,751        19,500          892       4,035          725           4,145
     Administrative expenses                               1             3            1           1                            6
                                                     -------      --------      -------     -------      -------         -------

        Net increase (decrease)                        1,598        78,021          552      25,422       14,473          15,210

        Net assets available for plan benefits:
           Beginning of year                          48,410       266,802       15,252      51,583       11,854          62,721
                                                     -------      --------      -------     -------      -------         -------
           End of year                               $50,008      $344,823      $15,804     $77,005      $26,327         $77,931
                                                     =======      ========      =======     =======      =======         =======


                                                               Participant Directed
                                                        ----------------------------------
                                                         Vanguard
                                                        Windsor II     Loan
                                                           Fund        Fund         Total
                                                        ----------     ----         -----
Additions (deductions) to net assets
     attributable to:
     Investment Income
        Dividends                                        $12,804                  $51,472
        Interest                                                        $890        1,012
     Net appreciation in fair value of
          investments                                      4,314                  200,804
                                                        --------     -------   ----------
           Total investment earnings                      17,118         890      253,288
                                                        --------     -------   ----------

Contributions
     Participant                                           6,651          69       52,671
     Company                                               1,046                   22,779
                                                        --------     -------   ----------
                                                           7,697          69       75,450
                                                        --------     -------   ----------
Transfer of participants' balances, net                    7,235      (6,056)
                                                        --------     -------   ----------
        Total additions (deductions)                      32,050      (5,097)     328,738

Deductions from net assets attributable to:
     Distributions to participants                         9,735      (5,129)      80,391
     Administrative expenses                                   3                      264
                                                        --------     -------   ----------

        Net increase (decrease)                           22,312          32      248,083

        Net assets available for plan benefits:
           Beginning of year                             104,619      10,113    1,036,461
                                                        --------     -------   ----------
           End of year                                  $126,931     $10,145   $1,284,544
                                                        ========     =======   ==========


   The accompanying notes are an integral part of these financial statements

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                             WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (Thousands of Dollars)


                                                                                 Participant Directed
                                                 --------------------------------------------------------------------------
                                                                                Bellcore        Bellcore       Bellcore
                                                   SAIC           SAIC         Telephone      Diversified     Interest
                                                   Stock      Exchangeable       Equity        Telephone       Income
                                                 Purchase         Stock           Fund         Portfolio        Fund
                                                 --------     ------------     ---------      ------------    ---------
Additions (deductions) to net assets
     attributable to:
     Investment Income
        Dividends                                                                    $5,759           $424        $16,638
        Interest                                                                        179             18
     Net appreciation in fair value of
       investments                                        $4             $9          56,254          6,075
                                                      ------        -------        --------        -------       --------
            Total investment earnings                      4              9          62,192          6,517         16,638
                                                      ------        -------        --------        -------       --------

Contributions
     Participant                                         431                          4,272                         6,707
     Company                                           2,574                          1,582                         2,331
                                                      ------        -------        --------        -------       --------
                                                       3,005                          5,854                         9,038
                                                      ------        -------        --------        -------       --------
Transfer of participants' balances, net                 (159)        45,297         (60,839)        (2,260)       (24,318)
                                                      ------        -------        --------        -------       --------
        Total additions (deductions)                   2,850         45,306           7,207          4,257          1,358

Deductions from net assets attributable to:
     Distributions to participants                                                   10,931            822         21,154
     Administrative expenses                                                             72              8            172
                                                      ------        -------        --------        -------       --------

        Net increase (decrease)                        2,850         45,306          (3,796)         3,427        (19,968)

        Net assets available for plan benefits:
            Beginning of year                                                       160,565         15,359        261,364
                                                      ------        -------        --------        -------       --------
            End of year                               $2,850        $45,306        $156,769        $18,786       $241,396
                                                      ======        =======        ========        =======       ========




                                                                          Participant Directed
                                                -------------------------------------------------------------------------
                                                  Vanguard                                                      Vanguard
                                                International    Vanguard        Vanguard        Vanguard      Total Bond
                                                   Growth        500 Index       Explorer        PRIMECAP     Market Index
                                                    Fund           Fund            Fund            Fund           Fund
                                                -------------    ---------       --------        --------     ------------
Additions (deductions) to net assets
     attributable to:
     Investment Income
        Dividends                                      $2,052         $5,523          $1,483          $1,737           $574
        Interest
     Net appreciation in fair value of
       investments                                        239         60,101             114           5,108            243
                                                      -------       --------         -------         -------        -------
            Total investment earnings                   2,291         65,624           1,597           6,845            817
                                                      -------       --------         -------         -------        -------

Contributions
     Participant                                        3,082          9,835           1,314           3,791            578
     Company                                            1,009          3,185             358             932            158
                                                      -------       --------         -------         -------        -------
                                                        4,091         13,020           1,672           4,723            736
                                                      -------       --------         -------         -------        -------
Transfer of participants' balances, net                (3,324)         6,350           2,783          27,577          3,312
                                                      -------       --------         -------         -------        -------
        Total additions (deductions)                    3,058         84,994           6,052          39,145          4,865

Deductions from net assets attributable to:
     Distributions to participants                      3,592         14,494             503           1,876            533
     Administrative expenses                                2              3               1
                                                      -------       --------         -------         -------        -------

        Net increase (decrease)                          (536)        70,497           5,548          37,269          4,332

        Net assets available for plan benefits:
            Beginning of year                          48,946        196,305           9,704          14,314          7,522
                                                      -------       --------         -------         -------        -------
            End of year                               $48,410       $266,802         $15,252         $51,583        $11,854
                                                      =======       ========         =======         =======        =======



                                                                    Participant Directed
                                                ----------------------------------------------------------
                                                 Vanguard        Vanguard
                                                Wellington      Windsor II        Loan
                                                   Fund            Fund           Fund            Total
                                                -----------     -----------       -----           -----
Additions (deductions) to net assets
     attributable to:
     Investment Income
        Dividends                                     $5,201          $9,352                        $48,743
        Interest                                                                       $870           1,067
     Net appreciation in fair value of
       investments                                     5,811          15,233                        149,191
                                                     -------        --------        -------      ----------
            Total investment earnings                 11,012          24,585            870         199,001
                                                     -------        --------        -------      ----------

Contributions
     Participant                                       3,221           5,272             92          38,595
     Company                                           1,042           1,689                         14,860
                                                     -------        --------        -------      ----------
                                                       4,263           6,961             92          53,455
                                                     -------        --------        -------      ----------
Transfer of participants' balances, net                4,869           6,996         (6,284)
                                                     -------        --------        -------      ----------
        Total additions (deductions)                  20,144          38,542         (5,322)        252,456

Deductions from net assets attributable to:
     Distributions to participants                     3,300           5,273         (4,918)         57,560
     Administrative expenses                               4               1                            263
                                                     -------        --------        -------      ----------

        Net increase (decrease)                       16,840          33,268           (404)        194,633

        Net assets available for plan benefits:
            Beginning of year                         45,881          71,351         10,517         841,828
                                                     -------        --------        -------      ----------
            End of year                              $62,721        $104,619        $10,113      $1,036,461
                                                     =======        ========        =======      ==========



   The accompanying notes are an integral part of these financial statements

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS
                                   ----------

A.    PLAN DESCRIPTION:

       The Bell Communications Research Savings Plan for Salaried Employees (the
       Plan) was established by Bell Communications Research (the Company) to provide a convenient way for employees to save on a regular and long term basis. On November 14, 1997, the Company was sold to Science Applications International Corporation (SAIC). Prior to the sale, the Company was owned by the Regional Bell Operating Companies (RBOC's). Changes to the Plan as a result of the sale are noted below.

       The following description of the Plan provides only general information. Participants should refer to the Plan Prospectus for a more complete description of the Plan's provisions.

       1. General. The Plan is a defined contribution plan covering all salaried employees of the Company who have one month of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

       2. Contributions. Each year, participants may contribute up to 16 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. After one year of service, the Company contributes 70 percent of the first 6 percent of compensation that a participant contributes to the Plan. In addition, after one year of service, the Company makes a contribution of a 1/2 percent of compensation on behalf of each participant. Effective November 14, 1997, this automatic contribution is deposited into the SAIC Stock Purchase Fund until the quarterly trade date and then into SAIC stock. This fund and related investment option were also established upon the sale of the Company. Prior to the sale of the Company, the automatic Company contribution was deposited according to a participant's asset allocation at that time; for participants who did not make a voluntary contribution, the automatic contribution was deposited in the Interest Income Fund. The contribution is made during the first quarter for employee earnings of the previous calendar year. These automatic Company contributions are immediately vested. Effective with the sale of the Company, 50 percent of Company contributions are invested in SAIC stock and 50 percent are invested in accordance with each participant's directed allocation. Contributions are subject to certain IRS limitations.

       3. Participant Accounts. Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and fund earnings, and each participant's account is charged with an allocation of administrative expenses. Allocations are based on participant earnings, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

       4. Vesting. Participants are immediately vested in their contributions and the automatic Company contribution, plus actual earnings thereon. Vesting in the Company's matching contribution and actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after five years of credited service.

       5 Investment Options. The Plan is comprised of the following investments:

               VANGUARD TOTAL BOND MARKET INDEX FUND: This participant directed fund invests in United States treasury obligations, federal agency mortgage backed obligations and investment grade corporate obligations. Effective October 27, 1998, the fund name changed from the Vanguard Total Bond Market Portfolio to the Vanguard Total Bond Market Index Fund.

               VANGUARD EXPLORER FUND: This participant directed fund invests in the common stock of a diversified group of small capitalization companies.

               VANGUARD 500 INDEX FUND: This participant directed fund invests in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index. Effective October 27, 1998, the fund name changed from the Vanguard Index Trust-500 Portfolio to the Vanguard 500 Index Fund.

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

               VANGUARD INTERNATIONAL GROWTH FUND: This participant directed fund invests in the common stocks of companies based outside of the United States. Effective October 27, 1998, the fund name changed from the Vanguard International Growth Portfolio to the Vanguard International Growth Fund.

               VANGUARD / PRIMECAP FUND: This participant directed fund invests in the common stock of medium capitalization companies.

               VANGUARD / WELLINGTON FUND: This participant directed fund invests approximately 65 percent of its assets in common stocks and the remaining 35 percent in bonds.

               VANGUARD / WINDSOR II: This participant directed fund invests in the common stock of large capitalization companies.

               SAIC EXCHANGEABLE STOCK FUND: As previously stated, this fund was created upon the sale of the Company to SAIC. This fund invests primarily in SAIC class A common stock and is participant directed to the extent that participant contributions were used to purchase SAIC stock.

               SAIC NON EXCHANGEABLE STOCK FUND: This fund was created upon the sale of the Company to SAIC. This is a non-participant directed fund created to invest 50% of the company matching contribution in SAIC class A common stock.

               The SAIC STOCK PURCHASE FUND is not a participant directed investment option; it is a temporary holding fund designed to hold respective participant and Company contributions until the following SAIC common stock quarterly trade date. Pending the quarterly trade, the respective contributions are invested in the Vanguard Money Market Reserves Portfolio.

               BELLCORE INTEREST INCOME FUND: This participant directed fund invests primarily in investment contracts issued by insurance companies and banks.

               BELLCORE - DIVERSIFIED TELEPHONE PORTFOLIO STOCK FUND: This fund invests primarily in common stock and has been frozen to new participant directed contributions since 1984.

               BELLCORE - TELEPHONE EQUITY FUND STOCK FUND: This fund invests in the common stock of the RBOC's. Upon the sale of the Company to SAIC, the fund was frozen to new participant directed contributions.

       6. Participant Loans Receivable. Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of
              (a) $50,000 less the participant's highest outstanding loan balance during the preceding one year period; or (b) 50 percent of their vested account balance. Additionally, loans also may not exceed the vested value of the participant's Plan account less vested amounts in the SAIC Stock Fund within the Plan. Loan terms range from 12 to 56 months. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined monthly by the Plan administrator. Interest rates ranged from 7 to 10 percent during 1998 and 1997. Principal and interest is paid ratably through monthly payroll deductions.

       7. Payment of Benefits. On termination of service other than by death, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or installments for a period not to exceed the life expectancy of the participant and spouse, if applicable. For termination of service due to death, a beneficiary may receive the value of the vested interest in his or her account as a lump-sum distribution, or in two annual installments, if the participant had so elected.

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

       8. Forfeited Accounts. Forfeited accounts are used to reduce future Company contributions. Company contributions were reduced by $168,000 and $345,000 in 1998 and 1997, respectively.

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Basis of Presentation - The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Investment Valuation and Income Recognition- The Plan's investments are valued at fair value, except for its investment contracts which are valued at contract value (Note C).

       Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Quoted market prices for the value of the common shares of each company in the Telephone Equity Fund and the Diversified Telephone Portfolio are obtained on the basis of the closing price on the New York Stock Exchange on the year end date or, if no sales were made on that date, at the closing price on the New York Stock Exchange on the next preceding day on which sales were made.

       Participant notes receivable are valued at outstanding principal balance which approximates fair value.

       A general public market for the SAIC class A common shares does not exist; therefore, the fair value of the shares is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair value of the common stock are made by the SAIC Board of Directors, with the assistance of the independent appraisal firm. The SAIC Board of Directors reserves the right to alter the formula.

       The gains and losses realized on distributions of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the current fair value and the fair value of the investments at the beginning of the year, or purchase price if purchased during the year. As of December 31, 1998, the fair value of the SAIC Company's Class A Common Stock was $58.87 and the Plan held approximately 2,697,346 shares.

       It is the policy of the Company to keep the SAIC Common Stock Fund invested primarily in common stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Prime Money Market Fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to make required distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

       Purchases and sales of securities are reflected as of the trade date. Investments are valued on a daily basis. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

       Payment of Benefits- Benefits are recorded when paid.

C.    INVESTMENT CONTRACTS WITH INSURANCE COMPANIES:

     The Plan maintains investments in fully benefit-responsive investment contracts with a number of insurance companies and banks. (Benefit responsiveness is the extent to which contract terms permit and require withdrawals at contract value for benefit payments, loans, or transfers to other investment options offered to the participants by the Plan). The accounts are credited with earnings on the underlying investments (principally bank certificates of deposit and other fixed income products) and charged for Plan withdrawals and administrative expenses. The contracts are included in the financial statements at contract value, which approximates fair value, as reported to the Plan by the provider. Contract value

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

     represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses. See Item 27a of the supplemental schedules for a complete list of all contracts held in the Plan.

     Approximately 18 percent and 22 percent of total net assets at December 31, 1998 and 1997, respectively, were invested in investment contracts. These contracts are subject to credit risk. If any of the companies fails to perform on the contracts held, the asset value of the Interest Income Fund, and therefore the Plan, could be adversely impaired.

     On July 16, 1991, Mutual Benefit Life Insurance Company (MBL) was placed in rehabilitation under the direction of the Insurance Commissioner and Attorney General of the State of New Jersey. A Plan of Rehabilitation was approved by the Superior Court of New Jersey on January 24, 1994. This Plan provides that the full amount of principal as of July 16, 1991 plus accrued interest is guaranteed by a combination of the Life Insurance Company Guarantee Corporation of New York (LICGCNY) and an insurance company consortium. Interest was credited at contract rates through December 31, 1991. Interest for 1992 and subsequent years will be credited at rates which are based upon the assets' investment performance but not less than approximately 1 percent on the total assets. At December 31, 1998, MBL paid
     14.40 percent and 5.10 percent on the respective contracts that the Plan currently holds. Amounts which are guaranteed by LICGCNY funds will be completely distributed on or about June 1, 1999. Payouts may be deferred after that date by the consortium, but all payments must be made by December 31, 2010. Mutual Benefit related assets represent approximately 3 percent of the total Interest Income Fund assets and less than 1 percent of total Plan assets.

     The Bankers Trust contract did not meet the investment criteria of the portfolio and was replaced with a new contract with CDC Capital, Inc. during 1998.

D.    PARTIES-IN-INTEREST:


      Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the years ended December 31, 1998 and 1997 are summarized below:

                                                       YEAR ENDED DECEMBER 31, 1998
                                                    --------------------------------
                                                     Number     Number of
                                                    of Shares  Transactions     Cost
      INVESTMENT SALES
      SAIC Class A Common Stock                       41,424         4       $2,021,267


      INVESTMENT PURCHASES
      SAIC Class A Common Stock                      1,518,316       4       $66,338,708


                                                        YEAR ENDED DECEMBER 31, 1997
                                                      ----------------------------------
                                                      Number     Number of
                                                     of Shares   Transactions   Cost
      INVESTMENT PURCHASES
      SAIC Class A Common Stock                     1,175,927        1       $40,898,764



      Certain Plan investments are shares of mutual funds managed by The Vanguard Group. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan, and therefore these transactions qualify as party-in-interest. There were no known prohibited transactions with known parties in interest as defined in ERISA Section 3(14) and regulations thereunder, including those transactions set forth in ERISA Sections 406 and 407(a) and Internal Revenue

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------


      Code Section 4975(c). There was no known relationship in which The Vanguard Fiduciary Trust Company had any direct or indirect financial interest which would affect its capacity to perform the necessary calculations.

      Fees paid by the Plan for administrative expenses and investment management services amounted to $264,000 and $263,000 for 1998 and 1997, respectively. All other Plan expenses are paid by the Company.

E.    PLAN TERMINATION POLICY:

      The Company intends to continue the Plan indefinitely, but reserves the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. If the Plan were to be terminated, participants would be fully vested in their accounts; Company contributions would not be subject to forfeiture.

F.    RECONCILIATION TO FORM 5500:

      The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                              December 31,
                                                                       1998                1997
                                                                       ----                ----
      Net assets available for benefits per the financial
        statements                                                  $1,284,544         $1,036,461
      Amounts allocated to withdrawing participants                          0             (1,115)
                                                                    ----------         ----------
      Net assets available for benefits per the Form 5500           $1,284,544         $1,035,346
                                                                    ==========         ==========

      The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                                   Year ended
                                                                                December 31, 1998
                                                                                -----------------
      Benefits paid to participants per the financial statements                     $80,391
      Add: Amounts allocated to withdrawing participants at December 31, 1998              0
      Less: Amounts allocated to withdrawing participants at December 31, 1997        (1,115)
                                                                                     -------
      Benefits paid to participants per the Form 5500                                $79,276
                                                                                     =======

      Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

G.    TAX STATUS:

      On April 11, 1986, the Internal Revenue Service had determined that the Plan is qualified under the requirements of Section 401(a) of the Internal Revenue Code and is exempt from Federal income taxes under Section 501(a) of the Code. The Plan obtained its latest determination letter on July 19, 1995, in which the Internal Revenue Service stated that the Plan, as amended through December 21, 1994, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving such determination letter. However, the Plan administrator and the Plan's counsel believe that the Plan is currently designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

H.      SUBSEQUENT EVENTS:

      The Telephone Equity Fund (TEF) closed on January 31, 1999, and any remaining balances that were held in TEF were automatically defaulted to the Interest Income Fund on February 1, 1999.

      Effective March 9, 1999, the Company changed its name to Telcordia Technologies.

      Effective March 17, 1999, the name of the Plan was changed to Telcordia Technologies Savings Plan for Salaried Employees

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES


     SCHEDULE 1: ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES


                              TELEPHONE EQUITY FUND
                              (Dollars in Thousands)

                                                     DECEMBER 31, 1998
                                          -----------------------------------------
                                            NUMBER                        FAIR
  NAME OF ISSUER AND TITLE OF ISSUE        OF SHARES        COST          VALUE
  ---------------------------------        ---------        ----          -----

Common Shares:

Ameritech Corporation                         291,272        $4,997        $18,459
Bell Atlantic Corporation                     370,246         9,043         21,035
BellSouth Corporation                         333,948         4,523         16,656
SBC Communications, Inc.                      595,619         9,337         31,940
US West Communications, Inc.                  204,214        10,160         13,197

Total Common Shares                                          38,060        101,287
                                                            -------       --------
Total Telephone Equity Fund Investments                     $38,060       $101,287
                                                            =======       ========


                         DIVERSIFIED TELEPHONE PORTFOLIO
                              (Dollars in Thousands)

                                                     DECEMBER 31, 1998
                                          -----------------------------------------
                                            NUMBER                        FAIR
  NAME OF ISSUER AND TITLE OF ISSUE        OF SHARES        COST          VALUE
  ---------------------------------        ---------        ----          -----
Common Shares:

AT&T Corporation                               54,467          $639         $4,099
Air Touch Communications, Inc.                 12,118            71            874
Ameritech Corporation                          44,671           262          2,831
Bell Atlantic Corporation                      53,976           517          3,067
BellSouth Corporation                          77,460           425          3,863
Lucent Technologies Corporation                35,394           262          3,893
Media One Group                                14,322           142            673
NCR Corporation                                 3,435            32            143
SCB Communication, Inc.                        71,011           370          3,808
US West Communications, Inc.                   14,663           710            948

Total Common Shares                                           3,430         24,199

Temporary cash investments                                                     560
                                                             ------        -------
Total Diversified Telephone Portfolio Investments            $3,430        $24,759
                                                             ======        =======

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES

               SCHEDULE 1: ITEM 27A - SCHEDULE OF ASSETS HELD FOR
                         INVESTMENT PURPOSES, Continued


                                    INTEREST INCOME FUND
                                   (Dollars in Thousands)



                                              PRINCIPAL        CONTRACT            FAIR
NAME OF ISSUER AND TITLE OF ISSUE              AMOUNT            VALUE            VALUE
---------------------------------           ------------     ------------     -------------
  Contracts with Insurance Companies:
AIG
6.95% due 5/15/01                                 $4,687           $4,687            $4,687
AIG FP
7.15% due 6/30/01                                 $9,431           $9,431            $9,431
Allstate
5.55% due 1/15/03                                $11,916          $11,916           $11,916
Caisse Des Depots
6.47% 12/31/01                                   $15,965          $15,965           $15,965
CDC Capital, Inc.
4.93% due 11/15/03                               $11,957          $11,957           $11,957
Deutsche Bank
6.57% due 3/21/01                                 $9,435           $9,435            $9,435
6.56% due 3/31/00                                 $9,411           $9,411            $9,411
6.52% no maturity date                           $12,160          $12,160           $12,160
John Hancock
6.93% due 11/15/01                                $8,827           $8,827            $8,827
6.35% due 8/15/02                                 $6,414           $6,414            $6,414
Morgan Guaranty
6.59% due 9/30/01                                 $5,460           $5,460            $5,460
Mutual Benefit Life Insurance Company
14.40% due 4/1/99                                 $6,288           $6,288            $6,288
14.40% due 4/1/99                                   $421             $421              $421
5.10% due 4/1/99                                  $1,321           $1,321            $1,321
5.10% due 4/1/99                                     $88              $88               $88
New York Life Insurance Company
7.05% due 4/15/00                                 $7,215           $7,215            $7,215
7.20% due 7/31/99                                 $9,326           $9,326            $9,326
Principal Mutual Life Insurance
7.71% due 10/31/99                                $9,354           $9,354            $9,354
7.02 due 4/15/00                                  $4,415           $4,415            $4,415
Rabobank Nederland
6.74% no maturity date                            $9,410           $9,410            $9,410
5.93% 12/31/00                                   $18,864          $18,864           $18,864
Sun Life Insurance Company of America
6.65% due 3/31/99                                $15,970          $15,970           $15,970
7.19% due 6/30/99                                $10,723          $10,723           $10,723
Union Bank of Switzerland
7.33% no maturity date                           $10,345          $10,345           $10,345
7.35% no maturity date                           $10,314          $10,314           $10,314
6.66% no maturity date                           $15,638          $15,638           $15,638
                                                --------         --------          --------
Total Contracts with Insurance Companies        $235,355         $235,355          $235,355

Temporary Cash Investments                       $26,653          $26,653           $26,653
                                                --------         --------          --------

Total Interest Income Fund Investments          $262,008         $262,008          $262,008
                                                ========         ========          ========

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES

               SCHEDULE 1: ITEM 27A - SCHEDULE OF ASSETS HELD FOR
                         INVESTMENT PURPOSES, Continued



                                 VANGUARD MUTUAL FUNDS
                                (Dollars in Thousands)

                                                       DECEMBER 31, 1998
                                             -------------------------------------
                                              NUMBER                        FAIR
     NAME OF ISSUER AND TITLE OF ISSUE       OF SHARES        COST          VALUE
     ---------------------------------       ---------        ----          -----
*   Vanguard 500 Index Fund                   3,018,308       $189,936     $343,936
*   Vanguard Explorer Fund                      277,026        $15,188      $15,710
*   Vanguard International Growth Fund        2,654,932        $41,252      $49,833
*   Vanguard PRIMECAP Fund                    1,607,081        $61,505      $76,594
*   Vanguard Total Bond Market Index          2,555,669        $25,911      $26,247
*   Vanguard Wellington Fund                  2,645,294        $71,011      $77,639
*   Vanguard Windsor II Fund                  4,236,045       $104,998     $126,446

                                       LOAN FUND
                                (Dollars in Thousands)

    Participant Loans                                      $10,145      $10,145

                                      SAIC FUNDS
                                (Dollars in Thousands)

*   SAIC Exchangeable
    SAIC Class A Common Stock             2,565,858       $100,830     $151,052
    Temporary Cash Investments                                $974         $974
                                                          --------     --------
    Total SAIC Exchangeable Stock Fund                    $101,804     $152,026

*   SAIC Non Exchangeable
    SAIC Class A Common Stock               131,488         $6,552       $7,741
    Temporary Cash Investments                                 $14          $14
                                                          --------     --------
    Total SAIC Exchangeable Stock Fund                      $6,566       $7,755

*   SAIC Stock Purchase Fund
    Temporary Cash Investments                              $3,004       $3,004
                                                          --------     --------
    Total SAIC Stock Stock Fund                             $3,004       $3,004


    * Represents party-in-interest

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES

     SCHEDULE II: ITEM 27b - SCHEDULE OF LOANS FOR FIXED INCOME OBLIGATIONS
                              AT DECEMBER 31, 1998




                                                      AMOUNT RECEIVED               UNPAID
                                   ORIGINAL         DURING REPORTING YEAR          BALANCE AT
    NAME AND ADDRESS             LOAN AMOUNT     PRINCIPAL        INTEREST        END OF YEAR
    ----------------             -----------     ---------        --------        -----------
        Lu, Bei                   $ 4,000.00     $       -         $     -         $ 3,710.19
     11 Harness Ln
   Marlboro, NJ 07746


   Giovia, Michael F              $ 5,035.00     $  884.28         $ 38.12         $   681.28
      31 Devon Dr
  Manalapan, NJ 07726


    Kaetan, Karl L.               $ 7,000.00     $       -         $     -         $ 1,971.09
      1 Larison Ln
   Ringoes, NJ 08110


    Brewer, Patricia              $16,200.00     $       -         $     -         $ 8,207.64
     25 Fordham Rd
   Somerset, NJ 08730


   Bersey, Stephen D              $12,592.44     $1,268.98         $397.46         $ 7,849.03
     405 Laurel Ave
   Brielle, NJ 08873


  Bagarozy, Douglas A             $ 9,634.43     $  866.67         $110.77         $ 2,779.16
    12509 Nieman Rd
Overland Park, KS 66213           $13,000.00     $1,005.38         $394.86         $ 8,932.46



   Borroum, Theodore              $15,400.00     $1,123.38         $634.99         $10,581.40
    131B Rutgers Rd
  Piscataway, NJ 08843            $ 7,600.00     $  802.62         $384.30         $ 6,476.62


   Chambers, Robin D              $ 5,104.06     $  624.24         $ 34.56         $   645.05
    1514 Willever St
  Plainfield, NJ 07063            $ 4,847.73     $  318.23         $ 109.45        $ 3,349.97


    Lapallo, George               $13,000.00     $  225.57         $ 64.31         $ 7,689.70
     13 Addison Rd
    Howell, NJ 07773

     Robb, Scott A                $ 2,030.00     $       -           $ -           $   625.49
35 Washington Valley Rd
    Warren, NJ 07059              $ 3,000.00     $       -           $ -           $ 2,090.46


    Doro, Ignazio J.              $ 5,035.00     $  227.56          $ 3.62         $   229.34
     05050 East St
   Winfield, IL 60190

  Segelstein, David J.            $ 3,071.65     $       -           $ -           $   364.31
       8 Fair Ln
   Aberdeen, NJ 07747



                                                                                                          AMOUNT OVERDUE*
 NAME AND ADDRESS                    DETAILED DESCRIPTION OF LOSS                                  PRINCIPAL             INTEREST
 ----------------                    ----------------------------                                  ---------             ---------
        Lu, Bei                  Loan date- 6/13/97; Loan Maturity-2/14/02;                        $2,896.22             $  813.97
     11 Harness Ln               Interest rate-9.5%, Collateral - vested balance
   Marlboro, NJ 07746


   Giovia, Michael F             Loan date-7/01/96; Loan Maturity-6/28/98;                         $  670.76             $   10.52
      31 Devon Dr                Interest rate-9.25%, Collateral - vested balance
  Manalapan, NJ 07726


    Kaetan, Karl L.              Loan date-07/29/94;  Loan Maturity-8/19/99;                       $1,881.54             $   89.55
      1 Larison Ln               Interest rate-8.25%, Collateral - vested balance
   Ringoes, NJ 08110


    Brewer, Patricia             Loan date-8/21/95; Loan Maturity-08/19/99;                        $7,418.60             $  789.04
     25 Fordham Rd               Interest rate-9.75%, Collateral - vested balance
   Somerset, NJ 08730


   Bersey, Stephen D             Loan date-5/30/96; Loan Maturity-6/30/01;                         $6,810.94             $1,038.09
     405 Laurel Ave              Interest rate-9.25%, Collateral - vested balance
   Brielle, NJ 08873


  Bagarozy, Douglas A            Loan date-3/22/95; Loan Maturity-03/22/99;                        $2,626.00             $  153.16
    12509 Nieman Rd              Interest rate-10%, Collateral - vested balance
Overland Park, KS 66213          Loan date-11/13/96; Loan Maturity-11/12/00;                       $7,788.06             $1,144.40
                                 Interest rate-9.25%, Collateral - vested balance


   Borroum, Theodore             Loan date-2/18/97  Loan Maturity-2/18/01;                         $9,225.80             $1,355.60
    131B Rutgers Rd              Interest rate-9.25%, Collateral - vested balance
  Piscataway, NJ 08843           Loan date-9/9/97; Loan Maturity-5/7/02;                           $5,200.04             $1,276.58
                                 Interest rate-9.5%, Collateral - vested balance

   Chambers, Robin D             Loan date-7/31/97; Loan Maturity-7/28/98;                         $  631.30             $   13.75
    1514 Willever St             Interest rate-10%, Collateral - vested balance
  Plainfield, NJ 07063           Loan date-8/8/96; Loan Maturity-01/04/06;                         $2,850.82             $  499.15
                                 Interest rate-9.25%, Collateral - vested balance

    Lapallo, George              Loan date-11/3/95; Loan Maturity-7/4/00;                          $6,683.00             $1,006.70
     13 Addison Rd               Interest rate-9.75%, Collateral - vested balance
    Howell, NJ 07773

     Robb, Scott A               Loan date-8/7/95; Loan Maturity-8/5/98;                           $  596.14             $   29.35
35 Washington Valley Rd          Interest rate-10%, Collateral - vested balance
    Warren, NJ 07059             Loan date-10/17/96; Loan Maturity-10/14/99;                       $1,883.04             $  207.42
                                 Interest rate-9.25%, Collateral - vested balance

    Doro, Ignazio J.             Loan date- 2/20/96;  Loan Maturity-2/19/98;                       $  227.50             $    1.84
     05050 East St               Interest rate-9.50%, Collateral - vested balance
   Winfield, IL 60190

  Segelstein, David J.           Loan date-12/31/92; Loan Maturity-7/31/96;                        $  283.06             $   81.25
       8 Fair Ln                 Interest rate-7.50%, Collateral - vested balance
   Aberdeen, NJ 07747


                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES

          SCHEDULE III: ITEM 27d - Schedule of Reportable Transactions*
                      For the Year Ended December 31, 1998



 INDENTITY OF PARTY                  DESCRIPTION OF                           NUMBER OF              PURCHASE
    INVOLVED                           ASSETS                                TRANSACTIONS               PRICE
The Vanguard Group          Vanguard 500 Index Trust                              250             $102,814,961.45
The Vanguard Group          Vanguard 500 Index Trust                              252
The Vanguard Group          Vanguard International Growth Fund                    231               86,428,823.33
The Vanguard Group          Vanguard International Growth Fund                    242
The Vanguard Group          Vanguard PRIMECAP Fund                                246               40,900,628.23
The Vanguard Group          Vanguard PRIMECAP Fund                                244
The Vanguard Group          Vanguard Wellington Fund                              226               34,257,730.68
The Vanguard Group          Vanguard Wellington Fund                              233
The Vanguard Group          Vanguard Windsor II Fund                              247               53,049,890.63
The Vanguard Group          Vanguard Windsor II Fund                              246
The Vanguard Group          Interest Income Fund                                  256              201,770,245.18
The Vanguard Group          Interest Income Fund                                  252
N/A                         Telephone Equity Fund                                  16                   38,410.82
N/A                         Telephone Equity Fund                                 247
N/A                         SAIC Exchangeable Stock Fund                           35               57,894,177.62
N/A                         SAIC Exchangeable Stock Fund                           29





 INDENTITY OF PARTY            SELLING                  COST OF               CURRENT VALUE ON                  NET
    INVOLVED                     PRICE                    ASSET                TRANSACTION DATE              GAIN/(LOSS)
The Vanguard Group                                                              $102,814,961.45
The Vanguard Group         $ 95,182,416.69          $ 75,124,116.00               95,182,416.69          $20,058,300.69
The Vanguard Group                                                                86,428,823.33
The Vanguard Group           91,671,400.15            89,228,145.98               91,671,400.15            2,443,254.17
The Vanguard Group                                                                40,900,628.23
The Vanguard Group           27,715,908.23            25,867,867.72               27,715,908.23            1,848,040.51
The Vanguard Group                                                                34,257,730.68
The Vanguard Group           18,727,556.81            16,673,393.96               18,727,556.81            2,054,162.85
The Vanguard Group                                                                53,049,890.63
The Vanguard Group           35,537,107.08            30,744,745.21               35,537,107.08            4,792,361.87
The Vanguard Group                                                               201,770,245.18
The Vanguard Group          178,908,320.54           178,908,320.54              178,908,320.54
N/A                                                                                   38,410.82
N/A                         103,580,873.17            50,343,121.31              103,580,873.17           53,237,751.86
N/A                                                                               57,894,177.62
N/A                           1,892,344.10             1,508,898.73                1,892,344.10              383,445.37


* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31,1998 as defined in Section 2520.103-106 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.